Exhibit 99.1
10x Genomics Reports First Quarter 2023 Financial Results
PLEASANTON, Calif. May 3, 2023 – 10x Genomics, Inc. (Nasdaq: TXG) today reported financial results for the first quarter ended March 31, 2023.
Recent Highlights
•Revenue was $134.3 million for the first quarter, representing a 17% increase over the corresponding period of 2022.
•Surpassed 5,000 customer publications using 10x Genomics products, demonstrating the impact of single cell and spatial technologies to fuel new biological discoveries.
•Accelerated Spatial revenue growth driven by robust demand for Xenium in its first full quarter of commercial launch and continued demand for Visium CytAssist.
•Opened a new R&D and manufacturing center to support the Company's innovation engine and add operational scale and capacity for future growth.
"We are proud of our solid start to the year, fueled by strong performance across our spatial portfolio and a return to double-digit growth in single cell consumables," said Serge Saxonov, Co-founder and CEO of 10x Genomics. "We are energized by the momentum and traction we're seeing with Xenium in its first full quarter of launch; the overwhelmingly positive feedback from our early customers reinforces our belief that Xenium is the best In Situ platform on the market."
First Quarter 2023 Financial Results
Revenue was $134.3 million for the first quarter of 2023, a 17% increase from $114.5 million for the corresponding prior year period. This increase was primarily the result of higher revenue in the Americas and EMEA regions partially offset by a decline in Asia-Pacific.
Gross margin was 73% for the first quarter of 2023, as compared to 78% for the corresponding prior year period. The decrease in gross margin was primarily due to change in product mix with newly introduced products and inventory write downs.
Operating expenses were $150.4 million for the first quarter of 2023, a 15% increase from $130.8 million for the corresponding prior year period. This increase was driven by higher personnel expenses, including stock-based compensation expense, increased costs for facilities and information technology to support operational expansion, increased outside legal expenses and increased marketing expenses, partially offset by a decrease in costs of laboratory materials and supplies and expensed equipment.
Operating loss was $52.0 million for the first quarter of 2023, as compared to $41.7 million for the corresponding prior year period. Operating loss includes $42.1 million of stock-based compensation for the first quarter of 2023, as compared to $26.0 million for the corresponding prior year period.
Net loss was $50.7 million for the first quarter of 2023, as compared to a net loss of $42.4 million for the corresponding prior year period.
Cash and cash equivalents and marketable securities were $418.3 million as of March 31, 2023.
2023 Financial Guidance
10x Genomics is raising its full year 2023 revenue guidance and now expects revenue in the range of $590 million to $610 million, representing 14% to 18% growth over full year 2022. This compares to its previous revenue guidance of $580 million to $600 million.

Webcast and Conference Call Information
10x Genomics will host a conference call to discuss the first quarter 2023 financial results, business developments and outlook after market close on Wednesday, May 3, 2023 at 1:30 PM Pacific Time / 4:30 PM Eastern Time. A webcast of the conference call can be accessed at http://investors.10xgenomics.com. The webcast will be archived and available for replay at least 45 days after the event.
About 10x Genomics
10x Genomics is a life science technology company building products to interrogate, understand and master biology to advance human health. Our integrated solutions include instruments, consumables and software for analyzing biological systems at a resolution and scale that matches the complexity of biology. 10x Genomics products have been adopted by researchers around the world including in all of the top 100 global research institutions as ranked by Nature in 2021 based on publications and all of the top 20 global pharmaceutical companies by 2021 research and development spend and have been cited in over 5,000 research papers on discoveries ranging from oncology to immunology and neuroscience. Our patent portfolio comprises more than 1,750 issued patents and patent applications.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might," "will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” "would," "likely," "seek" or “continue” or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include statements regarding 10x Genomics, Inc.’s expectations regarding our growth and anticipated growth rates, our product momentum and progress, our expected performance advantages and benefits of using our products and services, customer enthusiasm and adoption of our products, and our financial performance and results of operations, including our expectations regarding revenue and guidance. These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management, and actual outcomes and results could differ materially from these statements due to a number of factors. The material risks and uncertainties that could affect 10x Genomics, Inc.’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s most recently-filed 10-K and elsewhere in the documents 10x Genomics, Inc. files with the Securities and Exchange Commission from time to time.
Although 10x Genomics, Inc. believes that the expectations reflected in the forward-looking statements are reasonable, it cannot provide any assurance that these expectations will prove to be correct nor can it guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. These forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments 10x Genomics may make. Further, such forward-looking statements may not accurately or fully reflect the potential impact of adverse geopolitical and macroeconomic events, difficulties selling in APAC, product capabilities and adoption rates, international economic, political, legal, compliance, social and business factors, such as the COVID-19 pandemic, inflation, supply chain that may have on the business, financial condition, results of operations and cash flows of 10x Genomics, Inc. The forward-looking statements in this press release are based on information available to 10x Genomics, Inc. as of the date hereof, and 10x Genomics, Inc. disclaims any obligation to update any forward-looking statements provided to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing 10x Genomics, Inc.’s views as of any date subsequent to the date of this press release.
Disclosure Information
10x Genomics uses filings with the Securities and Exchange Commission, our website (www.10xgenomics.com), press releases, public conference calls, public webcasts and our social media accounts as means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD.

Contacts
Investors: investors@10xgenomics.com
Media: media@10xgenomics.com

10x Genomics, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Revenue (1)	$134,285	$114,496
Cost of revenue (2)	35,895	25,478
Gross profit	98,390	89,018
Operating expenses:
Research and development (2)	67,098	64,078
Selling, general and administrative (2)	83,280	66,675
Total operating expenses	150,378	130,753
Loss from operations	(51,988)	(41,735)
Other income (expense):
Interest income	3,869	569
Interest expense	(19)	(128)
Other expense, net	(1,516)	(400)
Total other income	2,334	41
Loss before provision for income taxes	(49,654)	(41,694)
Provision for income taxes	1,093	719
Net loss	$(50,747)	$(42,413)

Net loss per share, basic and diluted	$(0.44)	$(0.38)
Weighted-average shares of common stock used in computing net loss per share, basic and diluted	115,619,869	112,966,196

(1)The following table represents revenue by source for the periods indicated (in thousands). Spatial products includes the Company's Visium and Xenium products:

	Three Months Ended March 31,
	2023	2022
Instruments
Chromium	$11,626	$14,326
Spatial¹	7,550	103
Total instruments revenue	19,176	14,429
Consumables
Chromium	101,096	91,279
Spatial	11,282	6,671
Total consumables revenue	112,378	97,950
Services	2,731	2,117
Total revenue	$134,285	$114,496
1 The Spatial Instruments revenue in the first quarter of 2022 related to revenue from the Visium Accessory Kit.
The following table presents revenue by geography based on the location of the customer for the periods indicated (in thousands):

	Three Months Ended March 31,
	2023	2022
Americas
United States	$76,281	$57,441
Americas (excluding United States)	2,515	2,246
Total Americas	78,796	59,687
Europe, Middle East and Africa	28,422	20,532
Asia-Pacific
China¹	14,031	21,782
Asia-Pacific (excluding China)	13,036	12,495
Total Asia-Pacific	27,067	34,277
Total Revenue	$134,285	$114,496
1 Includes Hong Kong effective from the first quarter of 2023. Comparative period has been adjusted for this inclusion.
(2)Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
(in thousands)	2023	2022
Cost of revenue	$1,461	$1,014
Research and development	17,780	11,291
Selling, general and administrative	22,860	13,742
Total stock-based compensation expense	$42,101	$26,047

10x Genomics, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$332,320	$219,746
Marketable securities	85,970	210,238
Restricted cash	2,500	2,633
Accounts receivable, net	77,940	104,211
Inventory	82,307	81,629
Prepaid expenses and other current assets	20,857	16,578
Total current assets	601,894	635,035
Property and equipment, net	292,106	289,328
Restricted cash	4,974	4,974
Operating lease right-of-use assets	74,738	69,882
Goodwill	4,511	4,511
Intangible assets, net	22,948	22,858
Other noncurrent assets	12,859	2,392
Total assets	$1,014,030	$1,028,980
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$29,317	$21,599
Accrued compensation and related benefits	17,574	32,675
Accrued expenses and other current liabilities	47,386	59,779
Deferred revenue	8,530	7,867
Operating lease liabilities	9,199	9,037
Total current liabilities	112,006	130,957
Operating lease liabilities, noncurrent	92,843	86,139
Other noncurrent liabilities	6,796	6,141
Total liabilities	211,645	223,237
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	1,883,930	1,839,397
Accumulated deficit	(1,080,068)	(1,029,321)
Accumulated other comprehensive loss	(1,479)	(4,335)
Total stockholders’ equity	802,385	805,743
Total liabilities and stockholders’ equity	$1,014,030	$1,028,980